EXHIBIT 12.2

CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Pacific Internet Limited, (the "Company"), does hereby certify that, to such officer's knowledge:

1.	the accompanying annual report of the Company on Form 20-F for the fiscal year ended December 31, 2002 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tan Tong Hai
Name:	Tan Tong Hai
Title:	President and Chief Executive Officer
Date:	May 31, 2003

/s/ Tan Hwee Siang Nancy
Name:	Tan Hwee Siang Nancy
Title:	Chief Financial Officer
Date:	May 31, 2003

A signed original of this written statement required by Section 906 has been provided to Pacific Internet Limited and will be retained by Pacific Internet Limited and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. In accordance with the interim guidance for Section 906 certification issued by the United States Securities and Exchange Commission on March 21, 2003 in Release No. 33-8212, this certification will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.